Exhibit 99.1

Big Digital Energy Announces Third Quarter 2026 Results

Revenue of $8.7 million, up 41% QoQ

Acquired 30 acres of Hood County site with 10NetZero

Entered into LOI with Tensor IQ for planned Hood County AI/HPC campus

$4.9 million loan to 10NetZero was fully repaid to Big Digital in October

MIDLAND, Pa., Nov. 5, 2026 (GLOBE NEWSWIRE) -- Big Digital Energy, Inc. (“We,” “Big Digital” or the “Company”) (Nasdaq: “BGDE”), a developer and operator of next-generation digital infrastructure, today announced financial results for the third quarter ended September 30, 2026.

Q3 2026 Financial Highlights

●	Revenue: $8.7 million; 41% QoQ increase

○	Digital Colocation Revenue: $2.4 million; 30% QoQ decrease

○	Energy Management Revenue: $6.1 million; 132% QoQ increase

○	Digital Assets Mining Revenue: $0.2 million; 374% QoQ increase

●	Net Loss: ($6.5) million

●	Adjusted EBITDA[1] (Loss): ($3.4) million

●	Stockholders’ Equity: $8.5 million

Q3 2026 Key Operating Metrics

●	Energized Capacity: approximately 169 MW

●	Additional Capacity at Hood County, Texas: approximately 17 MW

●	Capacity Deployed under Six Thirty AI Agreement: approximately 20 MW

CEO Commentary

“During the third quarter, we continued to execute Big Digital Energy’s strategy of acquiring, developing and monetizing powered infrastructure for AI and high-performance computing markets,” said Phil Stanley, Chief Executive Officer. “As demand for AI infrastructure grows and reliable power becomes harder to secure, we believe energized capacity and development-ready sites are becoming more valuable. Our focus is on converting those assets into commercial projects through disciplined development, partnerships and capital formation.”

Mr. Stanley continued, “At Hood County, we moved the project from a powered site toward a commercial AI infrastructure project. Our joint venture with 10NetZero acquired 30 acres of the site in July, and we established a framework with Tensor IQ for a planned campus with up to 17 megawatts of gross capacity. We have completed our owner’s project requirements and our Phase 1 design basis, and we are advancing into basis of design and schematic design. We are also in active discussions with prospective offtakers. Based on the indicative, non-binding terms of the letter of intent and assuming full utilization, the proposed arrangement could generate approximately $546 million in power-lease-related revenue to Texas Load House over an initial 15-year term. These amounts are not contracted revenue.”

Mr. Stanley added, “We also made progress improving the efficiency of our existing operations. Third-quarter revenue increased 41% sequentially to approximately $8.7 million and average monthly operating cash burn declined to approximately $850 thousand in the third quarter from approximately $3.4 million in the first half of 2026. Our Six Thirty AI arrangement is monetizing previously underutilized infrastructure through bitcoin mining, providing cash flow today while we develop higher-value AI and HPC applications. We expect to achieve positive operating cash flow in the first quarter of 2027.”

Mr. Stanley concluded, “Looking ahead to year end and 2027, our priorities are to convert existing frameworks into definitive agreements, establish commercial relationships with customers and partners, secure financing to develop these projects while remaining disciplined about per-share value, and expand our portfolio of powered assets. Our focus remains on disciplined execution.”

Strategic & Business Updates

●	In July, Texas Load House, our 50/50 joint venture with 10NetZero, acquired 30 acres of the 50-acre Hood County, Texas site for approximately $10 million, with an option to purchase the remainder. The site has approximately 17 MW of energized capacity, with a pathway toward 111 MW of grid power subject to ERCOT validation.

●	Texas Load House entered into a non-binding letter of intent with Tensor IQ for a planned AI/HPC campus at Hood County. The LOI contemplates up to 17 MW of gross capacity, an initial deployment of 7,748 NVIDIA B300 GPUs and availability targeted for the second quarter of 2027.

●	In October, 10NetZero repaid in full and on time the $4.9 million loan the Company provided to fund part of its capital contribution for the Hood County acquisition.

●	The Six Thirty AI arrangement is monetizing capacity that would otherwise have remained underutilized at our Midland, Pennsylvania facility. At full utilization, the arrangement covers approximately 25,000 miners and 75 MW of computing capacity.

●	Management is actively evaluating additional powered assets for the Big Digital platform, including opportunities that leverage the broad portfolio of powered assets available through our affiliation with SixThirty.AI, which has a development pipeline of just under 600 megawatts.

●	Northland Capital Markets remains engaged to help evaluate financing alternatives across the portfolio.

Earnings Call and Webcast Information:

Big Digital Energy will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of results followed by a question-and-answer period. To participate in this event, please log on or dial in approximately 5 minutes before the beginning of the call.

Date: November 5, 2026

Time: 5:00 p.m. ET

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Participant Call Links:

●	Live Webcast: Link

●	Dial-in:

○	Toll-Free: (800) 715-9871

○	Toll: (646) 307-1963

○	Passcode: 9283304

●	A replay of the call will be archived at https://www.bigdigital.energy

Footnotes

[1]	Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this press release for a reconciliation to net loss, the most directly comparable GAAP measure, and additional information regarding the limitations and use of this measure.

About Big Digital Energy, Inc.

Big Digital Energy, Inc. (Nasdaq: “BGDE”) is a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms. The Company provides services spanning artificial intelligence (“AI”), high-performance computing (“HPC”), digital assets (including Bitcoin mining), and other intensive compute applications. The Company delivers both self-mining operations and colocation/hosting for enterprise customers, with a vertically integrated infrastructure model built for scalability and efficiency.

A core part of the Company’s strategy is identifying and advancing sites positioned to support high-performance compute with the infrastructure required for long-term deployment. With approximately 129 megawatts of energized capacity and additional capacity under development, the Company is positioning itself as a competitive provider of digital infrastructure solutions to support the demand for AI data centers.

CAUTIONARY LANGUAGE ON FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the expected benefits of the joint venture, the deployment of assets, revenue growth, and the Company’s strategic initiatives. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” “subject to,” and similar expressions.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition, statements regarding the Tensor IQ letter of intent, the Hood County development project, projected lease-related revenue, anticipated GPU deployment, planned capacity, commercialization opportunities, customer demand, and targeted in-service dates are subject to significant risks and uncertainties, including, without limitation: the non-binding nature of the LOI; the possibility that definitive agreements are not negotiated, executed, or consummated on anticipated terms or at all; the creditworthiness, performance, and continued participation of Tensor IQ, 10NetZero, Texas Load House, or other counterparties. Important factors include, without limitation: the Company’s ability to continue as a going concern; the Company’s ability to maintain its Nasdaq listing; the need for and availability of additional financing; the Company’s ability to obtain any required stockholder approvals and to file and maintain the effectiveness of any required registration statements; availability and cost of power, grid interconnection and build-out timing; the feasibility, permitting, and development of any behind-the-meter generation; execution risks in developing AI/HPC digital infrastructure; market demand for AI/HPC and accelerated computing; evolving and uncertain regulation of digital assets, artificial intelligence, and high-performance computing; volatility in digital asset prices and reductions in mining incentives; and the other risks described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other filings made with the SEC from time to time. Any forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

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Big Digital Energy, Inc. Condensed Balance Sheets (Unaudited)

	September 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,078,601	$13,271,256
Prepaid expenses	6,666,737	3,677,000
Cryptocurrencies	1,738,320	903,784
Trade and other receivables, net	7,238,202	9,642,423
Total current assets	18,721,860	27,494,463
Property, plant and equipment, net	30,062,379	22,580,313
Derivative asset	2,095,569	3,475,110
Security deposits	624,000	651,763
Operating lease right-of-use asset, net	2,165,988	3,240,017
Total assets	$53,669,796	$57,441,666

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Trade and other payables	$14,347,577	$32,077,138
Current portion of operating lease liability	1,614,024	1,402,826
Current portion of finance lease liability	1,904	176,707
Current portion of long-term loans	28,769,669	25,184,363
Total current liabilities	44,733,174	58,841,034

Operating lease liability, net of current portion	443,755	1,718,423
Total liabilities	45,176,929	60,559,457

Commitments and Contingencies

Stockholders’ equity (deficit):

Series D Convertible Preferred Stock, par value $0.001 per share, 100,000 shares authorized, 15,000 and 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	15	-
Common stock, $0.001 par value per share; 90,000,000 shares authorized, 6,419,242 and 3,617,221 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	6,420	3,617
Additional paid-in capital	273,887,584	248,967,877
Accumulated other comprehensive income	389,143	365,450
Accumulated deficit	(265,890,295)	(252,454,735)
Total Big Digital Energy, Inc. stockholders’ equity (deficit)	8,392,867	(3,117,791)
Non-controlling interest	100,000	-
Total stockholders’ equity (deficit)	8,492,867	(3,117,791)
Total liabilities and stockholders’ equity (deficit)	$53,669,796	$57,441,666

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Big Digital Energy, Inc. Condensed Statements of Operations (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Revenues:
Digital colocation revenue	$2,444,231	$7,161,452	$9,461,074	$21,250,623
Energy management revenue	6,055,160	5,426,302	9,858,950	13,621,889
Digital assets mining revenue	158,518	586,952	311,407	1,649,750
Total revenues	8,657,909	13,174,706	19,631,431	36,522,262
Less: Cost of revenues (excluding depreciation)	4,189,607	4,611,408	12,548,151	18,101,404
Gross Profit	4,468,302	8,563,298	7,083,280	18,420,858
Selling, general and administrative	7,856,443	5,838,711	21,501,880	17,542,427
Stock-based compensation	-	(1,400,190)	1,103,405	1,678,575
Depreciation and amortization	1,001,838	1,344,767	3,293,492	4,338,799
Change in fair value of derivative asset and cryptocurrencies	1,151,001	1,201,299	1,175,581	(721,222)
Total operating expenses	10,009,282	6,984,587	27,074,358	22,838,579
Income (loss) from operations	(5,540,980)	1,578,711	(19,991,078)	(4,417,721)
Non-operating income (expense):
Loss on foreign currency transactions	(189,575)	(337,919)	(591,000)	(1,115,209)
Gain on legal settlements	332,421	-	10,490,014	-
Interest expense	(1098,616)	(868,082)	(3,066,522)	(2,480,283)
Other income	49,876	58,555	115,257	223,313
Other expenses	-	(9,798)	(7,095)	(28,753)
Total non-operating income (expense), net	(905,894)	(1,157,244)	6,940,654	(3,400,932)
Income (loss) before income taxes	(6,446,874)	421,467	(13,050,424)	(7,818,653)
Income tax expense	(15,756)	(93,808)	(178,143)	(185,984)
Net income (loss)	$(6,462,630)	$327,659	$(13,228,567)	$(8,004,637)
Net income (loss) per share, basic	$(1.13)	$0.31	$(2.45)	$(8.02)
Net income (loss) per share, diluted	$(1.13)	$0.28	$(2.45)	$(8.02)
Weighted average number of shares outstanding – basic	5,733,864	1,043,156	5,390,083	998,501
Weighted average number of shares outstanding – diluted	5,733,864	1,180,147	5,390,083	998,501

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Big Digital Energy, Inc. Condensed Statements of Cash Flows (Unaudited)

	For the nine months ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,228,567)	$(8,004,637)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,293,492	4,338,799
Amortization of operating lease right-of-use asset	1,071,836	965,966
Foreign exchange loss	412,621	930,478
Stock-based compensation	1,103,405	1,678,575
Non-cash interest expense	3,058,200	2,463,533
Unrealized (gain) loss on derivative asset and cryptocurrencies	1,175,581	(721,223)
Loss on lease termination	2,193	26,268
Provision for doubtful accounts	-	1,046,709
Gain on legal settlements	(10,490,014)	-
Changes in operating assets and liabilities:
Trade and other receivables	2,404,221	364,690
Operating lease liabilities	(1,055,179)	(927,732)
Other current assets	(3,585,455)	(340,889)
Trade and other payables	(7,227,150)	(5,254,030)
Net cash used in operating activities	(23,064,816)	(3,433,493)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(643,906)	(69,806)
Purchases of property, plant and equipment	(10,031,652)	-
Net cash used in investing activities	(10,675,558)	(69,806)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common share issuances and equity conversions settled in cash	7,202,611	-
Payments of finance lease liabilities	(183,092)	(309,882)
Proceeds from Series D Convertible Stock, net of share issuance cost	14,028,200	-
Proceeds from borrowings	2,500,000	-
Net cash provided by (used in) financing activities	23,547,719	(309,882)
Net decrease in cash and cash equivalents	(10,192,655)	(3,813,181)
Cash and cash equivalents at beginning of period	13,271,256	6,089,837
Cash and cash equivalents at end of period	$3,078,601	$2,276,656
Supplemental disclosure of cash flow information
Cash paid for interest	$8,323	$16,750
Cash paid (received) for income taxes – Federal	$719,400	$(25,905)
Cash paid for income taxes – State	$367,333	$-
Supplemental disclosure of non-cash transactions
Dividend on Series D Convertible Preferred Stock	$19,493	$-

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Non-GAAP Financial Measures

Adjusted EBITDA

In addition to net loss and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) to monitor the financial health of our business. Adjusted EBITDA is defined as net loss, excluding (i) interest expense, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) remeasurement gains and losses such as fair value remeasurements on our digital assets, convertible notes, and SAFE notes, and (vi) impairments, restructuring charges, and business acquisition- or disposition-related expenses that we believe are not indicative of our core operating results. This non-GAAP financial information has limitations as an analytical tool when assessing our operating performance, is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and/or render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of core operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Reconciliation of non-GAAP Adjusted EBITDA:
Net income (loss):	$(6,462,630)	$327,659	$(13,228,567)	$(8,004,637)
Depreciation and amortization	1,001,838	1,344,767	3,293,492	4,338,799
Stock-based compensation	-	(1,400,189)	1,103,405	1,678,575
Losses on foreign currency transactions	189,574	337,919	591,000	1,115,209
Other non-operating income	(49,876)	(58,555)	(115,257)	(223,313)
Interest expense	1,098,616	868,082	3,066,522	2,480,283
Other non-operating expenses	-	9,798	7,095	28,753
Change in fair value of derivative asset	1,151,001	1,201,299	1,175,581	(721,222)
Income tax expense	15,756	93,808	178,143	185,984
Provision for doubtful accounts	-	-	-	68,954
Gain on legal settlements	(332,421)	-	(10,490,014)	-
Adjusted EBITDA (non-GAAP)	$(3,388,142)	$2,724,588	$(14,418,600)	$947,385

CONTACT

Investor Relations: IR@bigdigital.energy

Partnerships: Partnerships@bigdigital.energy

Media and Press: mediarelations@bigdigital.energy

Website: www.bigdigital.energy

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